CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 10, 2000, and to all references to our firm in this registration statement on Form S-2

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Salt Lake City, Utah
November 28, 2000